SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 7, 2002

                Date of Report (Date of earliest event reported)

                       [NW NATURAL LOGO - GRAPHIC OMITTED]

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)



                            Commission File No. 0-994

OREGON                                                       93-0256722
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209

               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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                           Part II. OTHER INFORMATION


Item 5.  Other Events and Regulation FD Disclosure

Litigation
----------

          As previously reported, Northwest Natural Gas Company ("NW Natural" or the "Company") is a party to a lawsuit, Northwest Natural Gas Company v. Chase Gardens, Inc. (Lane County Circuit Court Case No. 16-91-01370), involving claims by a commercial customer. In 1999, the Oregon Supreme Court ruled in NW Natural's favor on one of the customer's two claims in the case (the tort claim) and the Oregon Court of Appeals ruled in NW Natural's favor on the other claim (the contract claim). The Oregon Supreme Court initially declined to review the Court of Appeals' decision on the contract claim. On reconsideration, however, in December 2000 the Supreme Court agreed to review the Court of Appeals' decision on the contract claim. See Part I, Item 3., "Legal Proceedings," in the Company's 2000 Form 10-K, as amended, and Part I, Item 1, Note 9, "Contingencies-Litigation," in the Company's Form 10-Q for the quarterly period ended Sept. 30, 2001.

          On Feb. 7, 2002, the Oregon Supreme Court issued an opinion adverse to NW Natural in the case. In its opinion, the Supreme Court reversed the Court of Appeals' decision on the contract claim, ruling that the jury was entitled to find that NW Natural breached its implied obligation of good faith and that the breach actually harmed Chase. The Court remanded the case to the circuit court in Lane County for further proceedings on the contract claim. The jury verdict in 1995 on the contract claim was $1,900,000, an amount that was offset in part by a verdict by the same jury for $182,000 in favor of NW Natural on its own contract claim for unpaid bills.

          NW Natural is reviewing the Supreme Court's decision and considering its legal options in the case. Based on the Supreme Court's opinion, the Company recorded an estimated liability from the Chase Gardens case in the amount of $2.7 million, before tax, equivalent to 6 cents a diluted share in its financial results for 2001. The estimated liability represents the net amount of the two verdicts plus accrued interest since 1995.

2001 Earnings (Unaudited)
-------------------------

          On March 1, 2002, the Company issued a press release describing its earnings and results of operations for the quarter and fiscal year ended
Dec. 31, 2001. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Regulatory Development
----------------------

          As previously reported, NW Natural filed with the Public Utility Commission of Oregon (OPUC) in 2001 for approval of a new regulatory mechanism that is intended to stabilize margin revenues in the face of variable consumption patterns, thereby reducing earnings volatility. See Part I, Item 2, "Results of Operations - Residential and Commercial," in the Company's Form 10-Q for the quarterly period ended Sept. 30, 2001.


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          On Feb. 8, 2002, the administrative law judge in the proceeding issued a memorandum to the parties advising them that the OPUC has decided to hold the docket in abeyance, along with a docket involving a similar filing by Portland General Electric Company ("PGE"), pending its review of NW Natural's application to acquire PGE (see "Acquisition of Portland General Electric Company," below). The Company estimates that if customers' gas consumption patterns as experienced in 2001 were to continue for the full year in 2002, but a margin stabilization mechanism is not approved, it could reduce margin revenues for the year by the equivalent of 24 cents a share of earnings.

Acquisition of Portland General Electric Company
------------------------------------------------

     Stock Purchase Agreement
     ------------------------

          As previously reported, on Oct. 5, 2001, the Company and Enron Corp., an Oregon corporation ("Enron"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the acquisition, by a wholly owned subsidiary of the Company (now named Northwest Energy Corporation, but which will be finally named at a later date) formed to serve as a holding company ("Holding Company"), of all of the issued and outstanding common stock of PGE, an Oregon corporation and wholly-owned subsidiary of Enron. See the Company's Current Report on Form 8-K dated Oct. 9, 2001.

     Required Regulatory Approvals
     -----------------------------

          The completion of the holding company reorganization and the acquisition of PGE by Holding Company will require approval from:

     o   the Oregon Public Utility Commission;

     o   the Washington Utilities and Transportation Commission;

     o   the Federal Energy Regulatory Commission;

     o   the Securities and Exchange Commission; and

     o   the Nuclear Regulatory Commission.

          Applications and filings seeking all such approvals have been made with the appropriate regulatory authorities. On Feb. 13, 2002, the Federal Energy Regulatory Commission issued its order approving Holding Company's acquisition of PGE. In addition, the applicable waiting period under a federal antitrust law, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired. All other regulatory proceedings are pending.

     Enron's Bankruptcy
     ------------------

          On Dec. 2, 2001, Enron, along with certain of its subsidiaries, filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. PGE has not filed for reorganization under Chapter 11.


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          At this time, it is difficult to assess the impact of Enron's bankruptcy filing on PGE. It is possible that Enron's situation could adversely affect PGE, because, as a subsidiary of Enron, PGE has relationships with Enron that could expose PGE to liability. PGE adopted and participated in Enron employee benefit and pension plans, including plans that contained investments in Enron common stock, and was a member of Enron's consolidated tax group for U.S. federal income tax purposes. PGE may have liabilities in connection with such employee plans and is liable for any taxes assessed against the Enron consolidated tax group for the periods it participated as a member of such group. It is possible that PGE could be exposed to additional liabilities from its relationship with Enron.

          If the Company determines that PGE is exposed to liabilities in connection with Enron's bankruptcy that have a material adverse effect on PGE, the Company may choose not to acquire PGE. Furthermore, it is possible that PGE liabilities arising in connection with Enron's bankruptcy could result in Holding Company's inability to satisfy the conditions to obtaining financing for the $1.55 billion cash portion of the purchase price for PGE, which would result in Holding Company's inability to complete the acquisition. At this time, the potential magnitude of any such liabilities has not been determined, nor have the proposed lenders to Holding Company indicated that the financing is unavailable.

          Notwithstanding Enron's bankruptcy, the Stock Purchase Agreement remains a valid contractual obligation of Enron to sell, and for Holding Company to acquire, the common stock of PGE. However, in the Enron bankruptcy case, Enron must decide to either assume or reject the Stock Purchase Agreement. If Enron elects to reject the Stock Purchase Agreement, Enron could either retain ownership of PGE or sell PGE to another party. Although a rejection of the Stock Purchase Agreement would be treated as a breach of contract and Enron would be liable to the Company for damages resulting from such breach, the Company's claim against Enron would be a pre-bankruptcy general unsecured claim that may have little or no value. If Enron assumes the Stock Purchase Agreement, it would continue to be obligated to perform all of the terms and conditions of the Stock Purchase Agreement. If Enron assumes the Stock Purchase Agreement and then breaches an obligation in the agreement, the Company would have a post-bankruptcy claim against Enron's bankruptcy estate which is referred to as an administrative expense. Administrative expenses would also include Enron's post-bankruptcy expenses of doing business, including the costs of administering the bankruptcy proceedings. In the bankruptcy, claims for administrative expenses rank behind secured claims and ahead of pre-bankruptcy unsecured claims. Enron's determination whether to assume or reject the Stock Purchase Agreement is a business judgment to be made by Enron on the basis of the best interests of the bankruptcy estate and Enron's creditors. Furthermore, the decision is subject to approval by the Bankruptcy Court.

          It is the Company's understanding that Enron sought other purchasers of PGE prior to concluding that the sale to the Company under the terms of the Stock Purchase Agreement represented the most attractive opportunity for Enron to sell PGE. Accordingly, if Enron concludes that it will not retain ownership of PGE, the Company expects that Enron will determine that the sale of PGE to Holding Company is in the best interest of Enron and will elect to complete the proposed transaction by assuming the Stock Purchase Agreement. It is not clear whether Enron will be able to successfully reorganize in its bankruptcy proceeding and emerge from Chapter 11 with continuing business operations or be forced to liquidate all of its assets. If Enron can successfully reorganize and


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continue business operations, it is possible that Enron could elect to reject the Stock Purchase Agreement and retain ownership of PGE.

          The Company cannot predict when the determination to assume or reject the Stock Purchase Agreement will be made or whether Enron will solicit new offers to acquire PGE.

          If Enron elects to assume the Stock Purchase Agreement, the Company would expect the Bankruptcy Court to issue an order providing that the transfer of the PGE common stock to Holding Company will be free and clear of liens and creditor claims. Such an order would probably not, however, protect PGE from any claims that may arise directly against PGE as a result of its relationship with Enron.

          As previously noted, if the Company determines that PGE is exposed to liabilities that have a material adverse effect on PGE or that would result in Holding Company's inability to obtain the financing required for the acquisition, the Company may choose not to acquire PGE. Alternatively, the Company may choose to seek to renegotiate the terms of the Stock Purchase Agreement in light of such liabilities.

          The Company will continue to evaluate the impact of Enron's Chapter 11 bankruptcy filing on PGE and on the proposed acquisition of PGE. The ultimate impact of Enron's bankruptcy filing on PGE and on the acquisition cannot be determined at this time and may be materially different from the assessment contained herein. The Company cannot be certain that these events will have no effect on Holding Company or that such effects will not be material. In addition, the Company does not know the extent to which these events will delay or impede the acquisition of PGE.

          Through Dec. 31, 2001, the Company has recorded approximately $9.5 million of costs relating to the PGE acquisition as an investment in the contract for the purchase of PGE. In the event that the acquisition is terminated, the Company would recognize these costs as current expense.

FORWARD-LOOKING STATEMENTS
--------------------------

          This report and other presentations made by the Company from time to time may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and other statements that are other than statements of historical facts. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis. However, each such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the following important factors that could cause the actual results of the Company to differ materially from those projected in such forward-looking statements: (i) prevailing governmental policies and regulatory actions, including those of the OPUC and the WUTC, with respect to allowed rates of return, industry and rate structure, purchased gas and investment recovery, acquisitions and dispositions of assets and facilities, operation and construction of plant facilities, present or prospective wholesale and retail competition, changes in tax laws and policies and changes in and compliance with environmental and safety laws and policies; (ii) risks and uncertainties relating to delays in obtaining, or adverse conditions contained in, regulatory approvals necessary for the plan of reorganization and acquisition of PGE; (iii) failure to realize the synergies and other benefits


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expected from the acquisition of PGE; (iv) risks relating to the interest rate environment as it may affect the financing commitment and interest rates borne by the debt financing for the PGE transaction; (v) weather conditions and other natural phenomena; (vi) unanticipated population growth or decline, and changes in market demand and demographic patterns; (vii) competition for retail and wholesale customers; (viii) pricing of natural gas relative to other energy sources; (ix) changes in customer consumption patterns due to gas commodity price changes; (x) unanticipated changes in interest or foreign currency exchange rates or in rates of inflation; (xi) economic factors that could cause a severe downturn in certain key industries, thus affecting demand for natural gas; (xii) unanticipated changes in operating expenses and capital expenditures;
(xiii) capital market conditions; (xiv) competition for new energy development opportunities; (xv) legal and administrative proceedings and settlements; and
(xvi) the impact of Enron's bankruptcy filing on PGE and on the proposed acquisition of PGE. All subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, also are expressly qualified by these cautionary statements.

          Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits:

99       Press Release of Northwest Natural Gas Company issued March 1, 2002.


SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NORTHWEST NATURAL GAS COMPANY
                                         (Registrant)


Dated:  March 1, 2002                           /s/  Richard G. Reiten
                                         ------------------------------------
                                         Chairman and
                                         Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibits      Description
--------      -----------

99            Press Release of Northwest Natural Gas Company issued
              February 27, 2002.